EXHIBIT 23A

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Public Service Electric and Gas Company on Form S-3 of our report dated February 18, 1994 appearing in the 1993 Annual Report on Form 10-K of Public Service Electric and Gas Company and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE
Parsippany, New Jersey
February 28, 1994